    As filed with the Securities and Exchange Commission on October 28, 1998
                                                     Registration No. 333-
                                                                          ------
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            WEST ESSEX BANCORP, INC.
  (exact name of registrant as specified in its certificate of incorporation)

    UNITED STATES                   6035                          22-3597632
(state or other             (Primary Standard                   (IRS Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)               417 BLOOMFIELD AVENUE
                             CALDWELL, NJ 07006
                               (973) 226-7911
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             WEST ESSEX BANK, FSB
                             401(K) SAVINGS PLAN
                           (Full Title of the Plan)

LEOPOLD W. MONTANARO                                 COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                LORI M. BERESFORD, ESQUIRE
417 BLOOMFIELD AVENUE                                LESLIE A. MURPHY, ESQUIRE
CALDWELL, NJ  07006                                  MULDOON, MURPHY & FAUCETTE
(973) 226-7911                                       5101 WISCONSIN AVENUE, N.W.
                                                     WASHINGTON, D.C. 20016
(Name, address, including zip code, and telephone    (202) 362-0840
number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

=========================================================================================================================
    Title of each Class of          Amount to be         Proposed Purchase        Estimated Aggregate       Registration
  Securities to be Registered       Registered (1)       Price Per Share          Offering Price(2)             Fee
-------------------------------------------------------------------------------------------------------------------------
      Common Stock                  51,643
        $.01 par Value                 Shares             $10.0625 (3)               $519,661                 $144

         Participation
           Interests                     (4)                                         $519,661                  (5)
=========================================================================================================================

(1)  Together  with  an indeterminate number of additional shares which may be  necessary to  adjust the number of shares reserved for issuance pursuant to the West Essex Bank, FSB 401(k) Savings Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding  Common Stock of West Essex Bancorp, Inc. pursuant to
     17  C.F.R. section  230.416(a).
(2)  Estimated solely  for the purpose of calculating the registration fee.
(3)  The last  sale price of the common stock of  West Essex  Bancorp,  Inc.  (the  "Common  Stock") as  reported  on the
     Nasdaq  Stock  Market  ("Nasdaq") on  October 12, 1998 in accordance with 17 C.F.R. section 230.457(c).
(4)  In  addition,  pursuant to 17 C.F.R. section 230.416(c), this  registration  statement also covers  an indeterminate amount of interests to be offered or  sold pursuant to the  employee benefit plan  described  herein based upon  the maximum amount that could be issued under the plan pursuant to 17 C.F.R. section 230.457(h).
(5)  In accordance with 17 C.F.R. section 230.457(h), the registration fee has been calculated on the basis of the number of shares of  Common Stock that  may be purchased  with the current assets of such Plan.  Accordingly,  no  separate fee is required for the participation interests.



THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.
Number of Pages 10
Exhibit Index begins on Page 6





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WEST ESSEX BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for West Essex Bank, FSB 401(k) Savings Plan ("401(k) Plan") required by Part I of the Registration Statement will be sent or given to the participants in the 401(k) Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-56729) pursuant to Rule 424(b)(3) on August 21, 1998, which includes the consolidated statements of financial condition of West Essex Bank, FSB and Subsidiary (the "Bank") as of as of March 31, 1998 (unaudited), December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, retained earnings, and cash flows for the three months ended March 31, 1998 (unaudited) and for each of the three years in the three-year period ended December 31, 1997, together with the related notes and the report of Radics & Co., LLC, independent auditors.

         (b) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 1997, which includes the statements of net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the related statements of income and changes in plan equity for the three year period ended December 31, 1997, together with the related notes and schedules as required by ERISA filed with the SEC on October 28, 1998.

         (c) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 000-29770), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on August 6, 1998, and declared effective August 13, 1998 as incorporated by reference from the Company's Form S-1 (File No. 333-56729) declared effective on August 13, 1998.

         (d) All documents filed by the Company and the 401(k) Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

          ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the 401(k) Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The consolidated statements of financial condition of West Essex Bank, FSB and Subsidiary (the "Bank") (the registrant did not receive any proceeds until after the effective date and therefore had no assets or liabilities) as of as of March 31, 1998 (unaudited), December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, retained earnings, and cash flows for the periods ended March 31, 1998 (unaudited) and for each of the three years in the three-year period ended December 31, 1997, together with the related notes and the report of Radics & Co., LLC, independent auditors, dated March 6, 1998 (except for the tenth paragraph of note 15 as to which the date is April 8, 1998) incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

         Article XII of the Registrant's Bylaws provides as follows:

ARTICLE XII:  INDEMNIFICATION

         The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

         This indemnification provision is consistent with the Office of Thrift Supervision Regulation 12 C.F.R. section 545.121.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   LIST OF EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         4           Stock Certificate of West Essex Bancorp, Inc.1

         8           Tax Opinion not  required.  The Registrant has submitted or hereby  undertakes  to  submit  the  401(k)  Plan  and  any amendment thereto  to  the Internal Revenue Service ("IRS")
                     in a  timely manner  and  has made or will make all changes required by the IRS  in order to qualify the plan.
         23          Consent of Radics & Co., LLC.
         24          Power of Attorney is located on the signature pages.
--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 333-56729), as amended, and declared effective on August 13, 1998.

ITEM 9.   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was Registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
                           Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange

                  Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, West Essex Bancorp, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caldwell, New Jersey on October 28, 1998.

                                     WEST ESSEX BANCORP, INC.


                                     By:  /s/ Leopold W. Montanaro
                                          ---------------------------------
                                          Leopold W. Montanaro
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Leopold W. Montanaro and Dennis A. Petrello, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Name                       Title                                 Date
     ----                       -----                                 ----

/s/ Leopold W. Montanaro      Director, President and Chief   October 28, 1998
---------------------------   Executive Officer
Leopold W. Montanaro          (principal executive officer)


/s/ Dennis A. Petrello        Executive Vice President and    October 28, 1998
---------------------------   Chief Financial Officer
Dennis A. Petrello            (principal accounting and
                              financial officer)

/s/ William J. Foody          Director and Chairman of the    October 28, 1998
---------------------------   Board
William J. Foody


/s/ David F. Brandley         Director                        October 28, 1998
---------------------------
David F. Brandley

                              Director
---------------------------
Everett N. Leonard


                              Director
---------------------------
James P. Vreeland


                               Director
---------------------------
John J. Burke



THE PLAN.

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the West Essex Bank, FSB 401(k) Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Caldwell, New Jersey, on October 28, 1998.


                              WEST ESSEX BANK, FSB 401(K) SAVINGS PLAN

                              By:    /s/ Dennis A. Petrello
                                     ----------------------------
                                     Dennis A. Petrello
                                     West Essex Bank, F.S.B. 401(k) Savings Plan
                                     Plan Administrator

                                 EXHIBIT INDEX
                                 -------------


                                                                                                            Sequentially
                                                                                                              Numbered
                                                                                                                Page
   Exhibit No.       Description                       Method of Filing                                       Location
-----------------    ------------------------    -----------------------------------------------------    ----------------

        4            Stock Certificate of         Incorporated herein by reference from the Exhibits
                     West Essex Bancorp,          of the Registrant's Registration Statement on Form
                     Inc.                         S-1 filed with the SEC and declared effective on
                                                  August 13, 1998.

       23            Radics & Co., LLC            Filed herewith.                                                   9

       24            Power of Attorney            Located on the signature page.                                   10
